Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (No. 333-248445) and Form S-8 (Nos. 333-117445, 333-153345, 333-191198, 333-221732, 333-221730, 333-253931, 333-265290) of Dycom Industries, Inc. of our report dated March 3, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hallandale Beach, Florida
March 3, 2023